Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Signature Holdings Corporation (the “Registrant”) on Form 10-Q for the period ending March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Gregory Aurre III, Chief Executive Officer and Acting Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	May 13, 2025	By:	/s/ Gregory Aurre III
Gregory Aurre III
Chief Executive Officer and Acting Chief Financial Officer